As filed with the Securities and Exchange Commission on December 19, 2005.
Registration No. 333-106221

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Delphi Corporation

(Exact name of Registrant as specified in its charter)

Delaware	38-3430473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
5725 Delphi Drive
Troy, Michigan 48098

(Address of Registrant’s principal executive offices)
ASEC Manufacturing Savings Plan
Delphi Mechatronic Systems Savings-Stock Purchase Program
Delphi Personal Savings Plan for Hourly-Rate Employees in the United States
Delphi Savings-Stock Purchase Program for Salaried Employees in the United States

(Full title of the plan)

Robert Dellinger
Executive Vice President and Chief Financial Officer
Delphi Corporation
5725 Delphi Drive, Troy, Michigan 48098
(248) 813-2000
(Name, address and telephone number of agent for service)

EXPLANATORY STATEMENT
PART II
SIGNATURE

EXPLANATORY STATEMENT
This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-106221 (the “Registration Statement”), is being filed to deregister certain shares of common stock, par value $.01 per share (the “Shares”), of Delphi Corporation (the “Registrant”) that were registered for issuance pursuant to the ASEC Manufacturing Savings Plan, Delphi Mechatronic Systems Savings-Stock Purchase Program, Delphi Personal Savings Plan for Hourly-Rate Employees in the United States, and the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States (the “Plans”). The Registration Statement registered 75,100,000 Shares issuable pursuant to the Plans, including 300,000 Shares issuable under the ASEC Manufacturing Savings Plan, 300,000 Shares issuable under the Delphi Mechatronic Systems Savings-Stock Purchase Program, 17,500,000 Shares issuable under the Delphi Personal Savings Plan for Hourly-Rate Employees in the United States, and 57,000,000 Shares issuable under the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States, as well as an indeterminate amount of interests offered or sold pursuant to each of the Plans. The Registration Statement is hereby amended to deregister the remaining unissued Shares.

PART II
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on December 19, 2005.

DELPHI CORPORATION

(Registrant)

By: /s/ ROBERT S. MILLER

Robert S. Miller, Chairman of the Board of Directors and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 19, 2005 by the following persons in the capacities indicated.
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert S. Miller and Rodney O’Neal, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended, relating to the ASEC Manufacturing Savings Plan, the Delphi Mechatronic Systems Savings-Stock Purchase Program, the Delphi Personal Savings Plan for Hourly-Rate Employees in the United States, and the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States, including, without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ ROBERT S. MILLER (Robert S. Miller)	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ RODNEY O’NEAL (Rodney O’Neal)	Director, President and Chief Operating Officer

/s/ ROBERT J. DELLINGER (Robert Dellinger)	Executive Vice President and Chief Financial Officer

/s/ JOHN D. SHEEHAN	Chief Restructuring Officer,
(John D. Sheehan)	Chief Accounting Officer and Controller
(Principal Accounting Officer)

/s/ JOHN D. OPIE	Director
(John D. Opie)	(Lead Independent Director)

/s/ OSCAR DE PAULA BERNARDES NETO	Director
(Oscar de Paula Bernardes Neto)

/s/ ROBERT H. BRUST	Director
(Robert H. Brust)

/s/ VIRGIS W. COLBERT	Director
(Virgis W. Colbert)

/s/ DAVID N. FARR	Director
(David N. Farr)

/s/ DR. BERND GOTTSCHALK	Director
(Dr. Bernd Gottschalk)

/s/ SHOICHIRO IRIMAJIRI (Shoichiro Irimajiri)	Director

/s/ RAYMOND MILCHOVICH	Director
(Raymond Milchovich)

/s/ CRAIG G. NAYLOR	Director
(Craig G. Naylor)

/s/ JOHN H. WALKER	Director
(John H. Walker)

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, the administrator of each Plan has duly caused the Registration Statement to be signed on behalf of each such Plan by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan as of December 19, 2005.

ASEC MANUFACTURING SAVINGS PLAN
By: /s/ F. THOMAS SPRUNGER

Name: F. Thomas Sprunger
Title: Manager, Human Resources

DELPHI MECHATRONIC SYSTEMS SAVINGS
STOCK PURCHASE PROGRAM
By: /s/ AUGUST LUKASKO

Name: August Lukasko
Title: Director, Human Resources

DELPHI PERSONAL SAVINGS PLAN FOR
HOURLY-RATE EMPLOYEES IN THE UNITED
STATES
By: /s/ JOHN L. DEMARCO

Name: John L. DeMarco
Title: Director, Pension and Welfare Benefit Plans

DELPHI SAVINGS-STOCK PURCHASE
PROGRAM FOR SALARIED EMPLOYEES IN
THE UNITED STATES
By: /s/ JOHN L. DEMARCO

Name: John L. DeMarco
Title: Director, Pension and Welfare Benefit Plans

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